UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	DECEMBER 20, 2017

Dear Northern Funds Investor:

As you know, we continually monitor and manage the sub-advisers in the Active M/Multi-Manager Funds. A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Active M International Equity Fund (the “International Equity Fund”), the Active M U.S. Equity Fund (the “U.S. Equity Fund”) and the Multi-Manager Emerging Markets Debt Opportunity Fund (the “EM Debt Opportunity Fund” and, together with the International Equity Fund and the U.S. Equity Fund, the “Funds” and each, a “Fund”).

Each of the Funds consists of sub-advisers with distinct investment approaches.

International Equity Fund. The Board of Trustees (the “Board”) of the Northern Funds (the “Trust”) approved the termination of Cambiar Investors, LLC as a sub-adviser to the International Equity Fund, effective September 19, 2017, and the appointment of Brandes Investment Partners, L.P. and Wellington Management Company LLP, each to sub-advise a portion of the International Equity Fund, effective on or about October 10, 2017. The Board made these decisions, based upon Northern Trust Investments, Inc.’s (“NTI”) recommendations, for portfolio construction-related reasons.

EM Debt Opportunity Fund. The Board of the Trust approved the termination of BlueBay Asset Management LLP as a sub-adviser to the EM Debt Opportunity Fund and the appointment of Global Evolution USA, LLC to sub-advise a portion of the EM Debt Opportunity Fund, effective on or about October 4, 2017. The Board made these decisions, based upon NTI’s recommendations, for portfolio construction- and performance-related reasons.

U.S. Equity Fund. The Board of the Trust approved the termination of The London Company of Virginia, LLC as a sub-adviser to the U.S. Equity Fund, effective October 31, 2017, and the appointment of Lazard Asset Management LLC and Thompson, Siegel & Walmsley LLC, each to sub-advise a portion of the U.S. Equity Fund, effective on or about November 9, 2017. The Board made these decisions, based upon NTI’s recommendations, for portfolio construction-related reasons.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of the Funds and their respective shareholders and assure you that we will continue to closely monitor the sub-advisers managing the Funds. If you have any questions about your investment in a Fund, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	p 800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—ACTIVE M INTERNATIONAL EQUITY FUND, ACTIVE M U.S. EQUITY FUND AND MULTI-MANAGER EMERGING MARKETS DEBT OPPORTUNITY FUND

This Joint Information Statement is being provided to the shareholders of the Active M International Equity Fund (the “International Equity Fund”), the Active M U.S. Equity Fund (the “U.S. Equity Fund”) and the Multi-Manager Emerging Markets Debt Opportunity Fund (the “EM Debt Opportunity Fund” and, together with the International Equity Fund and the U.S. Equity Fund, the “Funds” and each, a “Fund”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend an existing sub-advisory agreement upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at http://www.northerntrust.com/informationstatements until March 21, 2018. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on December 1, 2017, are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about December 21, 2017.

NTI and the Management Agreement

Northern Trust Investments, Inc. (“NTI”), a subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Funds and is responsible for their overall management and administration. NTI is responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated substantially all its portfolio management responsibilities for the Funds to sub-advisers, with the exception of cash management services for the Funds. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Funds’ investment objectives and policies. Shareholders of the International Equity Fund and the EM Debt Opportunity Fund separately approved the Management Agreement at a special meeting of shareholders on May 19, 2014. The initial sole shareholder of the U.S. Equity Fund approved the Management Agreement on May 2, 2016.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
International Equity Fund(1)	0.82%	First $1 Billion
	0.795%	Next $1 Billion
	0.771%	Over $2 Billion
Emerging Markets Debt Opportunity Fund	0.85%	First $1.5 Billion
	0.825%	Next $1 Billion
	0.80%	Over $2.5 Billion
U.S. Equity Fund	0.64%	First $1 Billion
	0.621%	Next $1 Billion
	0.602%	Over $2 Billion
(1)

Prior to June 15, 2016, the International Equity Fund’s contractual management fee rate was 1.15% on the first $1 billion, 1.116% on the next $1 billion and 1.083% over $2 billion of the Fund’s average daily net assets.

International Equity Fund

From on or about June 7, 2016 until September 19, 2017, Cambiar Investors, LLC (“Cambiar”) managed a portion of the International Equity Fund’s assets pursuant to a sub-advisory agreement dated June 7, 2016, between NTI and Cambiar, as amended (the “Cambiar Agreement”). The Cambiar Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction-related reasons. From September 19, 2017, until on or about October 10, 2017, NTI managed the portion of the International Equity Fund previously managed by Cambiar.

Brandes Investment Partners, L.P. and the Brandes Agreement

THE BRANDES AGREEMENT. At a meeting of the Board held on August 23-24, 2017 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Funds (as that term is defined in the Investment Company Act of 1940, as amended (the 1940 Act”)) (the “Independent Trustees”), voting separately, approved a new sub-advisory agreement (the “Brandes Agreement”) with respect to the International Equity Fund between NTI and Brandes Investment Partners, L.P. (“Brandes”). Under the Brandes Agreement, Brandes began managing a portion of the International Equity Fund’s assets on or about October 10, 2017. The International Equity Fund’s remaining assets are currently allocated between four other sub-advisers: Wellington Management Company, LLP (effective on or about October 10, 2017), WCM Investment Management, Causeway Capital Management LLC and Victory Capital Management Inc., each of which manages a portion of the International Equity Fund’s assets. NTI recommended that the Board approve the Brandes Agreement based on its evaluation of Brandes’ investment

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

DECEMBER 20, 2017

advisory operations and capabilities and the anticipated synergy of its investment style with those of the Fund’s other sub-advisers.

The Brandes Agreement provides that Brandes shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the International Equity Fund’s assets that NTI may allocate to Brandes. The Brandes Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Brandes shall use its best judgment to obtain the best overall terms available, and (ii) with respect to all other securities, Brandes shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Brandes is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Brandes may consider the brokerage and research services provided to the International Equity Fund and/or other accounts over which Brandes or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Brandes Agreement provides that Brandes, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the International Equity Fund with those to be sold or purchased for such other accounts in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to all other securities. In such an event, Brandes will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the International Equity Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the International Equity Fund or the amount of the securities that are able to be sold for the International Equity Fund. The Brandes Agreement permits Brandes, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Brandes’ opinion of the reliability and quality of the broker or dealer.

The Brandes Agreement provides that Brandes shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Brandes Agreement also provides that NTI will indemnify Brandes against certain liabilities and expenses, except that Brandes shall not be indemnified for any liability and expenses that result from Brandes’ willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Brandes Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the International Equity Fund may terminate the Brandes Agreement without penalty upon 60 days’ written notice. NTI may terminate the Brandes Agreement immediately upon notice to Brandes. The Brandes Agreement terminates automatically in the event of an assignment as defined in the 1940 Act. The Brandes Agreement also may be terminated by Brandes upon 30 days’ written notice and automatically terminates upon termination of the Management Agreement.

The material terms of the Brandes Agreement are substantially the same as the terms of the sub-advisory agreements with the other sub-advisers to the International Equity Fund, except for the sub-advisory fees. Brandes receives fees from NTI for its services out of the fees that the International Equity Fund pays to NTI under the Management Agreement. The International Equity Fund pays no additional fees directly to Brandes. The International Equity Fund would have paid the same amount of management fees had the Brandes Agreement been in effect during the last fiscal year.

INFORMATION ABOUT BRANDES. Brandes is a Delaware limited partnership founded in 1974 and located at 11988 El Camino Real, Suite 600, San Diego, CA 92130. Brandes is owned by Brandes Investment Partners, Inc., (“BIP, Inc.”), a California Corporation, with a minority general partnership interest, and Brandes WorldWide Holdings, LP (“Brandes Worldwide”), a Delaware limited partnership, with a majority limited partnership interest. Mr. Charles Brandes, Chairman of Brandes, holds more than 25% interest in BIP, Inc. Brandes Worldwide is 100% employee-owned. As of September 30, 2017, Brandes had $30.3 billion in assets under management.

Brandes employs a traditional value approach with an emphasis on long-term total returns through application of fundamental analysis to bottom-up security selections. Brandes provides primarily discretionary investment management, advisory and sub-advisory services to individuals and institutional investors through separate accounts, mutual funds, private investment funds and collective investment trusts.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each principal executive officer and director of Brandes indicating position(s) held with Brandes and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Brandes at the address noted above.

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NAME	POSITION(S) HELD WITH BRANDES	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Charles H. Brandes	Chairman	None
Jeffrey A. Busby	Executive Director	None
Glenn R. Carlson	Executive Director	None
Gregory S. Houck	Managing Director of Operations	None
Gary Iwamura, CPA	Finance Director	None
Kenneth Little, CFA	Managing Director of Investments	None
Roberta L. Loubier	Global Head of Compliance (Chief Compliance Officer)	None
Oliver M. Murray	Managing Director of Portfolio Management/Client Services	None
Ian N. Rose	General Counsel	None
Brent V. Woods, CFA	Chief Executive Officer	None

OTHER ADVISORY CLIENTS. Brandes also acts as investment adviser to the other mutual fund listed below, which has similar investment objectives as the International Equity Fund. The table below sets forth certain information with respect to this fund.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES	NET EXPENSE LIMITS
Brandes International Equity Fund	$511,051,333 (as of September 30, 2017)	0.80%	A contractual fee waiver agreement limits the fund’s total annual operating expenses (excluding acquired fund fees and expenses, taxes, interest, brokerage commissions, expenses incurred in connection with any merger or reorganization or extraordinary expenses) to 1.20% for Class A shares, 1.95% for Class C shares, 1.00% for Class I shares, and 0.82% for Class R6 shares, as percentages of the respective fund classes’ average daily net assets through January 31, 2018.

Wellington Management Company LLP and the Wellington Agreement

THE WELLINGTON AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, also approved a new sub-advisory agreement (the “Wellington Agreement”) with respect to the International Equity Fund between NTI and Wellington Management Company LLP (“Wellington”). Under the Wellington Agreement, Wellington began managing a portion of the International Equity Fund’s assets on or about October 10, 2017. The International Equity Fund’s remaining assets are currently allocated to four other sub-advisers: Brandes (effective on or about October 10, 2017), WCM Investment Management, Causeway Capital Management LLC and Victory Capital Management Inc., each of which manages a portion of the International Equity Fund’s assets. NTI recommended that the Board approve the Wellington Agreement based on its evaluation of Wellington’s investment advisory operations and capabilities and the anticipated synergy of its investment style with those of the Fund’s other sub-advisers.

The terms and conditions of the Wellington Agreement are substantially the same as the Brandes Agreement, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms. Wellington receives fees from NTI for its services out of the fees that the International Equity Fund pays to NTI under the Management Agreement. The International Equity Fund pays no additional fees directly to Wellington. The International Equity Fund would have paid the same amount of management fees had the Wellington Agreement been in effect during the last fiscal year.

INFORMATION ABOUT WELLINGTON. Wellington is a Delaware limited liability partnership with principal offices at 280 Congress Street, Boston, MA 02210. Wellington is a professional investment counseling firm, which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 80 years. Wellington is owned by the partners of Wellington Management Group LLP, a Massachusetts limited liability partnership. As of September 30, 2017, Wellington Management and its investment advisory affiliates had investment management authority with respect to approximately $1.05 trillion in assets.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

DECEMBER 20, 2017

Wellington’s investment team utilizes bottom-up fundamental analysis to identify companies that are trading at a significant discount relative to their current market price while placing an emphasis on companies with strong financials that allow their holdings to realize their value over time.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each principal executive officer and director of Wellington indicating position(s) held with Wellington and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Wellington at the address noted above.

NAME	POSITION(S) HELD WITH WELLINGTON	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT(1)
Steven C. Angeli	Senior Managing Director	None
Cynthia M. Clarke	Senior Managing Director and General Counsel	None
Jean M. Hynes	Senior Managing Director	None
Donald J. Kilbride	Senior Managing Director	None
Stephen Klar	Senior Managing Director	None
Nancy M. Morris	Managing Director and Chief Compliance Officer	None
Mary K. Shannon	Senior Managing Director	None
Edward J. Steinborn	Senior Managing Director and Chief Financial Officer	None
Brendan J. Swords	Chairman and Chief Executive Officer	None
(1)	None of the principal executive officers of Wellington listed above have principal employment other than his or her respective position(s) with Wellington and its affiliated managers.

OTHER SUB-ADVISORY CLIENTS. Wellington also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the International Equity Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB-ADVISORY FEES	NET EXPENSE LIMITS
Fund A	$174.3 million (as of October 31, 2017) (Portion managed by Wellington as sub-adviser)	0.35% of the first $1 billion of average daily net assets; 0.30% of average daily net assets in excess of $1 billion and up to $2.0 billion; 0.25% of average daily net assets in excess of $2.0 billion (as a percentage of average daily net assets allocated to Wellington)	None
Fund B	$1.414 billion (as of October 31, 2017) (Portion managed by Wellington as sub-adviser)	0.35% of the first $1 billion of average daily net assets; 0.30% of average daily net assets in excess of $1 billion and up to $2.0 billion; 0.25% of average daily net assets in excess of $2.0 billion (as a percentage of average daily net assets allocated to Wellington)	None

EM Debt Opportunity Fund

From on or about December 3, 2013, until on or about October 4, 2017, BlueBay Asset Management LLP (“BlueBay”) managed a portion of the EM Debt Opportunity Fund’s assets pursuant to a sub-advisory agreement dated November 22, 2013 between NTI and BlueBay, as amended (the “BlueBay Agreement”). The BlueBay Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction and performance-related reasons.

Global Evolution USA, LLC and the Global Evolution Agreement

THE GLOBAL EVOLUTION AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “Global Evolution Agreement”) with respect to the EM Debt Opportunity Fund between NTI and Global Evolution USA, LLC (“Global Evolution”). Under the Global Evolution Agreement, Global Evolution began managing a portion of the EM Debt Opportunity

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

Fund’s assets on or about October 4, 2017. The EM Debt Opportunity Fund’s remaining assets are currently allocated to Ashmore Investment Management Limited. NTI recommended that the Board approve the Global Evolution Agreement based on its evaluation of Global Evolution’s investment advisory operations and capabilities and the anticipated synergy of its investment style with those of the Fund’s other sub-adviser.

The terms and conditions of the Global Evolution Agreement are substantially the same as the Brandes Agreement, except that it provides for Global Evolution to deal in certain derivatives transactions and for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms. Global Evolution receives fees from NTI for its services out of the fees that the EM Debt Opportunity Fund pays to NTI under the Management Agreement. The EM Debt Opportunity Fund pays no additional fees directly to Global Evolution. The EM Debt Opportunity Fund would have paid the same amount of management fees had the Global Evolution Agreement been in effect during the last fiscal year.

INFORMATION ABOUT GLOBAL EVOLUTION. Global Evolution is a wholly-owned subsidiary of Global Evolution Fondsmaeglerselskab A/S, an investment management company headquartered in Kolding, Denmark (together with Global Evolution, “Global Evolution Group”). Global Evolution is located at One World Trade Center, 285 Fulton Street, Suite 8500, New York, NY 10007. Global Evolution specializes in emerging markets utilizing a fundamental top-down analysis of long-term economic and political prospects that enables them to identify attractive investment opportunities and direct their bottom-up investment approach. The investment team is supported by a fully integrated quantitative risk management team and empowered by unique proprietary systems for advanced portfolio and risk management. As of September 30, 2017, Global Evolution Group had approximately $5.9 billion assets under management.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each principal executive officer and director of Global Evolution indicating position(s) held with Global Evolution and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Global Evolution at the address noted above.

NAME	POSITION(S) HELD WITH GLOBAL EVOLUTION	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Morten W. Bugge	Chief Investment Officer	None
Kasper Jorgensen	Chief Compliance Officer	None
Robert L. Morier	Managing Director	None
Soren Rump	Chief Executive Officer	None

OTHER SUB-ADVISORY CLIENTS. Global Evolution acts as the investment sub-adviser to one other mutual fund listed below. The table below sets forth certain information with respect to this fund.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB-ADVISORY FEES	NET EXPENSE LIMITS
American Beacon Global Evolution Frontier Markets Income Fund	$148.6 million (as of September 30, 2017) (Global Evolution serves as the sole sub-adviser)	0.50% of the average daily net assets of the fund allocated to Global Evolution	American Beacon Advisors, Inc., the fund’s manager, has contractually agreed to waive fees and/or reimburse expenses of the fund’s A Class, C Class, Y Class, Institutional Class and Investor Class shares, as applicable, through May 31, 2018 to the extent that Total Annual Fund Operating Expenses exceed 1.55% for the A Class, 2.30% for the C Class, 1.25% for the Y Class, 1.15% for the Institutional Class and 1.53% for the Investor Class (excluding taxes, interest, brokerage commissions, acquired fund fees and expenses, securities lending fees, expenses associated with securities sold short, litigation, and other extraordinary expenses).(1)
(1)	This expense limitation agreement is made by the fund’s adviser and not Global Evolution

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

DECEMBER 20, 2017

U.S. Equity Fund

Since inception of the Fund until October 31, 2017, The London Company of Virginia, LLC (“London”) managed a portion of the U.S. Equity Fund’s assets pursuant to a sub-advisory agreement dated March 9, 2016, between NTI and London (the “London Agreement”). The London Agreement was terminated by the Board upon the recommendation of NTI for portfolio construction-related reasons. From October 31, 2017, until on or about November 9, 2017, NTI managed the portion of the U.S. Equity Fund previously managed by London.

Lazard Asset Management LLC and the Lazard Agreement

THE LAZARD AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “Lazard Agreement”) with respect to the U.S. Equity Fund between NTI and Lazard Asset Management LLC (“Lazard”). Under the Lazard Agreement, Lazard began managing a portion of the U.S. Equity Fund’s assets on or about November 9, 2017. The Fund’s remaining assets are currently allocated between four other sub-advisers: Thompson Siegel & Walmsley LLC (effective on or about November 9, 2017), Delaware Investments Fund Advisers, Granite Investment Partners, LLC, and Polen Capital Management, LLC, each of which manages a portion of the U.S. Equity Fund’s assets. NTI recommended that the Board approve the Lazard Agreement based on its evaluation of Lazard’s investment advisory operations and capabilities and the anticipated synergy of its investment style with those of the Fund’s other sub-advisers.

The terms and conditions of the Lazard Agreement are substantially the same as the Brandes Agreement, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms. Lazard receives fees from NTI for its services out of the fees that the U.S. Equity Fund pays to NTI under the Management Agreement. The U.S. Equity Fund pays no additional fees directly to Lazard. The U.S. Equity Fund would have paid the same amount of management fees had the Lazard Agreement been in effect during the last fiscal year.

INFORMATION ABOUT LAZARD. Lazard is a Delaware limited liability company located at 30 Rockefeller Plaza, New York, NY 10112. It is a wholly-owned subsidiary of Lazard Freres & Co., LLC, a New York limited liability company with one member, Lazard Group LLC, a Delaware limited liability company. Interests of Lazard Group LLC are held by Lazard Ltd., which is a Bermuda corporation with shares that are publicly traded on the New York Stock Exchange under the symbol “LAZ.” As of September 30, 2017, Lazard had assets under management of approximately $211.9 billion.

Lazard manages assets according to a variety of equity, fixed-income and alternative investment strategies. Lazard’s investment philosophy is based on value creation through the process of bottom-up stock selection, which is implemented by assessing the relationship between valuation and the return a company generates on its investments. Lazard provides investment advisory services to a variety of clients, including individuals, financial and other institutions, endowments, foundations, corporations, Taft-Hartley plans, public funds, wrap programs, model-based programs, mutual funds, private funds, alternative investment funds and others.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each principal executive officer and director of Lazard indicating position(s) held with Lazard and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Lazard at the address noted above.

NAME	POSITION(S) HELD WITH LAZARD	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Mark R. Anderson	Chief Compliance Officer and General Counsel	None
Ashish Bhutani	Director and Chief Executive Officer	Vice Chairman and Director of Lazard Ltd., the parent company of Lazard
Kenneth M. Jacobs	Director	Chairman of the Board of Directors and Chief Executive Officer of Lazard, Ltd., the parent company of Lazard
Gerald B. Mazzari	Chief Operating Officer	None
Nathan A. Paul	Chief Business Officer	None
Alexander F. Stern	Director	Chief Operating Officer and Chief Executive Officer of Financial Advisory of Lazard Ltd., the parent company of Lazard

OTHER SUB-ADVISORY CLIENTS. Lazard also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the U.S. Equity Fund. The table below sets forth certain information with respect to these funds.

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JOINT INFORMATION STATEMENT

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB-ADVISORY FEES	NET EXPENSE LIMITS
CGCM Large Cap Equity Fund	$1,686,893,748 (as of August 31, 2017) (Lazard manages a portion as sub-adviser)	Confidential	The fund’s adviser has contractually agreed to waive a portion of its management fee for a period of one year as necessary to keep the fund’s management fee from exceeding 0.20% more than the total amount of sub-advisory fees paid by the fund’s adviser. This contractual waiver will only apply if the fund’s total management fees exceed the total amount of sub-advisory fees paid by the fund’s adviser plus 0.20%, and will not affect the fund’s total management fees if they are less than such amount. This fee waiver and reimbursement agreement shall remain in effect until January 1, 2018.(1)
Goldman Sachs Trust II – Multi-Manager U.S. Dynamic Equity Fund	$146,272,799 (as of April 30, 2017) (Lazard manages a portion as sub-adviser)	Confidential	The fund’s adviser has agreed to (i) waive a portion of its management fee in order to achieve an effective net management fee rate that is equal to the actual cost of fees paid to the fund’s sub-advisers; and (ii) limit “total annual operating expenses” (excluding acquired fund fees and expenses, taxes, interest, brokerage fees, shareholder meeting, litigation, indemnification and extraordinary expenses) to 0.79% of average daily net assets.(1)
(1)	These expense limitation agreements are made by each fund’s adviser and not Lazard

Thompson Siegel & Walmsley LLC and the TSW Agreement

THE TSW AGREEMENT. At the Meeting, the Trustees, including a majority of the Independent Trustees voting separately, approved a new sub-advisory agreement (the “TSW Agreement”) with respect to the U.S. Equity Fund between NTI and Thompson, Siegel & Walmsley LLC (“TSW”). Under the TSW Agreement, TSW began managing a portion of the U.S. Equity Fund’s assets on or about November 9, 2017. The U.S. Equity Fund’s remaining assets are currently allocated between four other sub-advisers: Lazard (effective on or about November 9, 2017), Delaware Investments Fund Advisers, Granite Investment Partners, LLC, and Polen Capital Management, LLC, each of which manages a portion of the U.S. Equity Fund’s assets. NTI recommended that the Board approve the TSW Agreement based on its evaluation of TSW’s investment advisory operations and capabilities and the anticipated synergy of its investment style with those of the Fund’s other sub-advisers.

The terms and conditions of the TSW Agreement are substantially the same as the Brandes Agreement, except for the sub-advisory fees. See pages 2 through 3 for a discussion of these terms. TSW receives fees from NTI for its services out of the fees that the U.S. Equity Fund pays to NTI under the Management Agreement. The U.S. Equity Fund pays no additional fees directly to TSW. The U.S. Equity Fund would have paid the same amount of management fees had the TSW Agreement been in effect during the last fiscal year.

INFORMATION ABOUT TSW. TSW was founded in 1969 and is a Delaware limited liability company with principal offices at 6641 West Broad Street, Suite 600, Richmond, VA 23230. TSW operates as an independent, autonomous, indirect subsidiary of OM Asset Management plc, a company publicly traded on the New York Stock Exchange under the symbol “OMAM.” As of December 31, 2016, OMAM was a majority owner of TSW at approximately 75.1%, and TSW Investment Holdings LP, comprised of approximately 28 employees of TSW, owned approximately 24.9%. As of September 30, 2017, TSW had approximately $24.1 billion in assets under management.

TSW provides value-oriented investment advisory and management services in the areas of domestic equity, international equity, long/short equity and fixed income securities through a range of market capitalizations and a variety of investment vehicles to institutions and high-net-worth individuals.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each principal executive officer and director of TSW indicating position(s) held with TSW and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o TSW at the address noted above.

MULTI-MANAGER FUNDS	8	NORTHERN INFORMATION STATEMENT

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NAME	POSITION(S) HELD WITH TSW	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Lori N. Anderson	Manager, Risk Manager, Director of Operations and Chief Compliance Officer	None
Brett P. Hawkins	Chief Investment Officer	None
Frank H. Reichel	Manager and President	None
John L. Reifsnider	Manager and Managing Director	None
John A. Riordan	Manager	None
Cheryl M. Sherman	Treasurer	None
Horace P. Whitworth	Manager, Chairman, Chief Executive Officer and Chief Financial Officer	None

OTHER SUB-ADVISORY CLIENTS. TSW also acts as investment sub-adviser to the other mutual funds listed below, which have similar investment objectives as the U.S. Equity Fund. The table below sets forth certain information with respect to these funds.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUB-ADVISORY FEES	NET EXPENSE LIMITS
Transamerica U.S. Equity Small/Mid Cap Value Fund	$851,239,210 (as of September 30, 2017) (TSW manages a portion as sub-adviser)	0.275% of the first $750 million; 0.27% over $750 million up to $1.5 billion; 0.265% over $1.5 billion up to $2 billion; and 0.26% over $2 billion (as a percentage of average daily net assets allocated to TSW)	None
Transamerica Mid Cap Value Opportunities Fund	$1,685,935,860 (as of September 30, 2017) (TSW manages a portion as sub-adviser)	0.275% on the first $750 million; 0.27% over $750 million; 0.265% over $1.5 billion up to $2 billion; and 0.26% over $2 billion (as a percentage of average daily net assets allocated to TSW)	None
NVIT Multi-Manager Mid Cap Value Fund	$332,984,316 (as of September 30, 2017) (TSW manages a portion as sub-adviser; assets shown are for the TSW managed portion only)	0.40% on assets up to $200 million; and 0.30% on assets of $200 million and above (as a percentage of average daily net assets allocated to TSW)	None

Approval of New Sub-Advisory Agreements

TRUSTEES’ CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENTS. The Brandes Agreement, Wellington Agreement, Lazard Agreement, TSW Agreement and Global Evolution Agreement were each approved by the Board of the Trust, including the Independent Trustees voting separately, at the Meeting. Brandes, Wellington, Lazard, TSW and Global Evolution are referred to each individually as a “New Sub-Adviser” and together, as the “New Sub-Advisers,” and the Brandes Agreement, Wellington Agreement, Lazard Agreement, TSW Agreement and Global Evolution Agreement are referred to together as the “New Sub-Advisory Agreements.”

The Trustees reviewed and discussed information and written materials from NTI and the New Sub-Advisers regarding: (i) the nature and quality of the investment advisory services to be provided by the New Sub-Advisers, including the experience and qualifications of the personnel providing such services; (ii) the New Sub-Advisers’ financial conditions, history of operations and ownership structures; (iii) the New Sub-Advisers’ brokerage and soft dollar practices; (iv) the New Sub-Advisers’ investment strategies and styles of investing; (v) the performance history of the New Sub-Advisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged and hypothetical performance information and portfolio attributes; (vi) information with respect to each New Sub-Adviser’s risk management and cyber-security programs and each New Sub-Adviser’s compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s (“CCO”) evaluations of such policies and procedures, as well as each New Sub-Adviser’s regulatory history; (vii) the New Sub-Advisers’ conflicts of interest in managing the Funds, including the New Sub-Advisers’ financial or business relationships with NTI and its affiliates, if any; and (viii) the terms of the New Sub-Advisory Agreements. The Trustees also considered NTI’s discussion of the reasons that it anticipated that the New Sub-Advisers may improve the performance of the Funds. The

NORTHERN INFORMATION STATEMENT	9	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

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Trustees also reviewed NTI’s proprietary method for allocating assets among the various sub-advisers and the proposed allocation of assets among the New Sub-Advisers and the existing sub-advisers to the Funds, as well as the current allocations of assets among the sub-advisers.

In evaluating the New Sub-Advisory Agreements, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. However, the Trustees relied upon the recommendations and performance evaluations of NTI with respect to each of the New Sub-Advisers.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to each New Sub-Adviser’s operations, qualifications, performance and experience in managing the type of strategies for which each New Sub-Adviser was proposed to be engaged in connection with a Fund. For Brandes, Wellington, Lazard, TSW and Global Evolution, the Board considered NTI’s explanation for how each of these New Sub-Advisers would contribute to improved portfolio construction of the applicable Fund. For Global Evolution, the Board considered NTI’s evaluation of the New Sub-Adviser’s ability to add alpha to the applicable Fund’s returns. The Trustees also reviewed the CCO’s evaluation of each New Sub-Adviser’s compliance program, noting that the he believed these programs to be satisfactory and in compliance with regulatory requirements. The Trustees concluded that each New Sub-Adviser was able to provide quality services to the Funds.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that the New Sub-Advisers would be paid by NTI out of its management fees and not by the Funds. The Trustees also believed, based on NTI’s representations, that each New Sub-Advisory Agreement had been negotiated at arms’-length among NTI and each New Sub-Adviser. The Trustees also considered comparisons of the New Sub-Advisers’ fees at various asset levels of the Funds and in relation to other sub-advisers to the Funds. The Trustees also compared the New Sub-Advisers’ fees in relation to their other similar institutional accounts, as applicable. Finally, the Trustees also considered NTI’s representations that the fees to be paid to the New Sub-Advisers were reasonable in light of the anticipated quality of the services to be performed by them.

The Trustees also considered the projected profitability to NTI of the Funds before and after the addition of the New Sub-Advisers as well as changes in the amount of management fees to be paid to NTI before and after the addition of the New Sub-Advisers. These comparisons showed on a Fund-by-Fund basis, that NTI’s profitability either stayed about the same or decreased and in one case slightly increased. It was noted that NTI had also presented quarterly profitability reports to the Board on a Fund-by-Fund basis, as required by the Order. The Trustees did not consider the New Sub-Advisers’ projected profitability as they did not consider it to be particularly relevant because NTI would be paying the New Sub-Advisers out of its advisory fees. The Trustees therefore believed that NTI has an incentive to negotiate the lowest possible sub-advisory fees.

The Trustees considered and evaluated the performance information presented with respect to the New Sub-Advisers and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of each New Sub-Adviser and the applicable Fund over various time periods if the New Sub-Adviser had been managing the applicable Fund along with the existing sub-advisers to the Fund. The Trustees also considered each New Sub-Adviser’s actual performance record in the strategy for which it was being engaged. This information was compared to performance information with respect to each Fund’s respective benchmarks. It was noted that each New Sub-Adviser had a different style than the other sub-advisers to the applicable Fund and that their style would underperform in certain markets. The Trustees concluded, based upon the information provided, that the New Sub-Advisers’ performance records were generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed that the levels of aggregate sub-advisory fee rates decreased as the Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the management fee level given that NTI would be paying the New Sub-Advisers out of its management fees. It was noted by the Trustees that each of the new New Sub-Advisers, except Lazard, had breakpoints incorporated into its sub-advisory fee structures.

Other Benefits

The Trustees considered other benefits derived or to be derived by the New Sub-Advisers as a result of their relationship with the Funds. These benefits included, but were not limited to, research and other benefits in connection with brokerage commissions paid by the Funds. The Trustees also considered the other relationships that the New Sub-Advisers had with NTI or its affiliates, including sub-advisory, administration, brokerage and/or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by NTI, the Trustees concluded that the proposed fees to be paid to the New Sub-Advisers on a Fund-by Fund basis were reasonable in light of the services to be provided by each of them and that the New Sub-Advisory Agreements should be approved.

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2017, the International Equity Fund, U.S. Equity Fund and EM Debt Opportunity Fund paid management fees to NTI, and NTI paid sub-advisory fees to sub-advisers, in the aggregate amounts and as a percentage of each Fund’s average daily net assets, set forth in the chart below.

MULTI-MANAGER FUNDS	10	NORTHERN INFORMATION STATEMENT

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FUND	MANAGEMENT FEES PAID TO NTI BY FUND		AGGREGATE SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI
International Equity Fund	$11,321,073	0.89%	$5,698,457	0.45%
U.S. Equity Fund(1)	$1,930,825	0.64%	$824,791	0.25%
EM Debt Opportunity Fund	$703,737	0.85%	$467,175	0.56%
(1)	The U.S. Equity Fund commenced operations on May 5, 2016.

As of June 30, 2017, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds.

No brokerage commissions were paid by the Funds to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Funds for the fiscal year ended March 31, 2017.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is a subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer, director and certain other officers of NTI indicating position(s) held with NTI and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Richard Bartholomew	Executive Vice, Chief Risk Officer and Assistant Trust Officer	None
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	50 South Capital Advisors, LLC – Chief Executive Officer
Craig R. Carberry	Senior Vice President, Associate General Counsel and Secretary	The Northern Trust Company – Associate General Counsel and Senior Vice President; 50 South Capital Advisors, LLC – Secretary; Northern Funds – Secretary; Northern Institutional Funds – Secretary; and FlexShares Trust – Secretary
Christopher W. Carlson	Executive Vice President, Chief Operating Officer and Director	None
Darlene Chappell	Vice President and Anti-Money Laundering Compliance Officer	50 South Capital Advisors, LLC – AML Compliance Officer; Northern Funds – AML Compliance Officer; Northern Institutional Funds – AML Compliance Officer; and FlexShares Trust – AML Compliance Officer
Jose J. Del Real	Senior Vice President, Senior Legal Counsel and Assistant Secretary	The Northern Trust Company – Senior Legal Counsel and Senior Vice President; Northern Funds – Assistant Secretary; Northern Institutional Funds – Assistant Secretary; and FlexShares Trust – Assistant Secretary
Peter K. Ewing	Director and Senior Vice President	The Northern Trust Company – Senior Vice President; Northern Funds – President and Principal Executive Officer; Northern Institutional Funds – President and Principal Executive Officer; and FlexShares Trust – President and Principal Executive Officer
Steven P. Farmer	Chief Compliance Officer	50 South Capital Advisors, LLC – Chief Compliance Officer
Lisa C. Taylor	Director, Senior Vice President and Chief Financial Officer	None
Joseph W. McInerney	Senior Vice President and Director	None
Shundrawn A. Thomas	Chairman, President, Chief Executive Officer and Director	Northern Funds – Trustee; Northern Institutional Funds – Trustee; and FlexShares Trust – Trustee
Jason J. Tyler	Executive Vice President and Director	None

NORTHERN INFORMATION STATEMENT	11	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, IL 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their annual and semiannual reports dated March 31, 2017 and September 30, 2017, respectively to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of December 1, 2017, the record date for shareholders receiving this Joint Information Statement, the Funds had the following shares outstanding:

FUND	SHARES OUTSTANDING
International Equity Fund	121,517,099
U.S. Equity Fund	46,138,455
EM Debt Opportunity Fund	18,545,995

As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of the Funds as agent, custodian, trustee or investment adviser on behalf of their customers. As of December 1, 2017, no entities or individuals held of record or beneficially owned 5% or more of the outstanding shares of the International Equity Fund or of the U.S. Equity Fund. As of the same date, the names and share ownership of the entities or individuals that held of record or beneficially owned 5% or more of the outstanding shares of the EM Debt Opportunity Fund were as follows:

ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND
Northern Trust Pension Trust	6,086,173	32.82%
Pernod Ricard NT EMD	1,814,364	9.78%
Wilson Foundation	1,108,824	5.98%

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Funds share the same address, and the Funds or your broker or bank (for “street name” accounts) has received consent to household material, then the Funds or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Funds or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, the Funds will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Fund’s Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MMF STM	(12/17)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Active M International Equity Fund (the “International Equity Fund”), the Active M U.S. Equity Fund (the “U.S. Equity Fund”) and the Multi-Manager Emerging Markets Debt Opportunity Fund (the “EM Debt Opportunity Fund” and, together with the International Equity Fund and the U.S. Equity Fund, the “Funds”). The Funds are series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent sub-adviser changes relating to the Funds. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the termination of Cambiar Investors, LLC as a sub-adviser to the International Equity Fund, effective September 19, 2017, and the appointment of Brandes Investment Partners, L.P. and Wellington Management Company, LLP, each to sub-advise a portion of the International Equity Fund, effective on or about October 10, 2017. The Board approved the termination of BlueBay Asset Management LLP as a sub-adviser to the EM Debt Opportunity Fund and the appointment of Global Evolution USA, LLC to sub-advise a portion of the EM Debt Opportunity Fund, effective on or about October 4, 2017. The Board also approved the termination of The London Company of Virginia, LLC as a sub-adviser to the U.S. Equity Fund, effective October 21, 2017, and the appointment of Lazard Asset Management LLC and Thompson, Siegel & Walmsley LLC, each to sub-advise a portion of the U.S. Equity Fund, effective on or about November 9, 2017.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about December 21, 2017 to shareholders of record of the Funds as of December 1, 2017. The Joint Information Statement will be available on the Trust’s website at https://www.northerntrust.com/informationstatements until March 21, 2018. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MMF NOTICE (12/17)